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Exhibit 99.2

CONSENT OF J.P. MORGAN SECURITIES INC.

        We hereby consent to (i) the use of our opinion letter dated April 25, 2010 to the Board of Directors of Dollar Thrifty Automotive Group, Inc. (the "Company") included in Annex B to Amendment No. 1 to the Registration Statement on Form S-4 (the "Proxy Statement/Prospectus") relating to the proposed merger pursuant to the Agreement and Plan of Merger, dated as of April 25, 2010, by and among Hertz Global Holdings, Inc. ("Hertz"), HDTMS, Inc., a wholly owned subsidiary of Hertz, and the Company, and (ii) the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES INC.
By:	/s/ CHRISTOPHER VENTRESCA Name: Christopher Ventresca Title: Managing Director

August 12, 2010

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  Exhibit 99.2
CONSENT OF J.P. MORGAN SECURITIES INC.